UNITED STATES

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SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Verisk Provides Update on Activities to Enhance Shareholder Value

Announces Nomination of Three New Independent Directors for Election at 2022 Annual Meeting

JERSEY CITY, N.J. – March 21, 2022 – Verisk (Nasdaq: VRSK) today provided an update on its ongoing activities to advance corporate governance and drive enhanced shareholder value. The Verisk Board of Directors, in consultation with management and informed by input received from D.E. Shaw & Co., L.P. (“DESCO”) and other shareholders, has determined to take the following actions:

Intention to Move Towards Being a Global Insurance-Focused Data Analytics Solutions Provider: As it continues its ongoing and comprehensive bottom-up review of Verisk’s non-insurance businesses and overall portfolio composition, the company has determined that moving towards being a global insurance-focused data analytics solutions provider represents the optimal path towards enhancing shareholder value. The company continues to actively evaluate all available strategic alternatives for separating the Energy business, with relevant workstreams underway. Subject to market conditions and shareholder value considerations, Verisk expects to conclude this strategic review and provide details on which transaction structure it intends to pursue for the Energy business no later than the end of the fiscal third quarter of 2022, with an expectation that any such transaction would be executed by the fiscal first quarter of 2023.

Commitment to Achieving Margin Expansion: In connection with its comprehensive portfolio review, and under the active supervision of the board, Verisk’s management has been undertaking a proactive study of the company’s cost structure to better align costs with the scale and requirements of the ongoing Verisk insurance-focused businesses. As this work continues, and as the company continues moving towards being a global insurance-focused data analytics solutions provider, Verisk expects to deliver sustainable cost efficiencies that produce a target of 300-500 basis points of EBITDA margin expansion in the consolidated remaining insurance-focused business by 2024, while maintaining industry-leading rates of organic revenue growth. The company expects to be able to provide additional detail on the timing and pathway to achieving this target and opportunities for further margin expansion on subsequent quarterly earnings calls as operational improvements continue to be implemented.

Verisk also announced that it will nominate three new independent directors to its board: Jeffrey Dailey, a longtime insurance industry veteran who currently serves as Chief Executive Officer of Farmers Group, Inc.; Wendy Lane, a member of the Willis Towers Watson Board of Directors and a former director at MSCI and Corelogic; and Kimberly S. Stevenson, a senior operating executive with deep expertise in technology, finance and digital innovation and an experienced independent board member at leading publicly traded technology companies. As will be detailed in the company’s 2022 proxy statement, Dailey, Lane and Stevenson each will be included in the company’s slate of nominees for election at Verisk’s 2022 Annual Meeting of Shareholders. DESCO recommended the addition of Lane to the board and has indicated its support for all three of these director candidates as well as for Verisk’s ongoing governance enhancements and business initiatives.

Christopher M. Foskett, Lead Independent Director of Verisk, said, “Verisk’s ongoing efforts to maximize the value of our assets, drive revenue growth and expand margins across our global insurance-focused data analytics solutions businesses will help ensure that Verisk continues to deliver enhanced value for our shareholders. We look forward to welcoming Jeff, Wendy and Kim to our board and know they share our commitment to furthering Verisk’s efforts to deliver mission-critical solutions to customers and position the company for sustainable growth and success.”

“The additions of Jeff, Wendy and Kim to Verisk’s board, along with Verisk’s commitment to position itself as a pure-play Global Insurance-Focused Data Analytics Solutions Provider and its commitment to significantly enhance operational efficiency, will enable the company to further extend its leading position as a world-class data franchise,” said Michael O’Mary, Managing Director at DESCO. “We are appreciative of the constructive approach taken by Verisk’s Board of Directors and believe that the company is well-positioned to drive significant value for all shareholders. We look forward to continuing our collaborative dialogue with Verisk’s management team and board.”

About Jeffrey Dailey

Dailey’s career in the insurance industry spans more than three decades. He currently serves as CEO of Farmers Group, Inc., a subsidiary of Zurich Insurance Group. He has been at Farmers for more than 15 years, during which time he spearheaded the company’s transformation to a customer-centric and innovation-focused organization and led the acquisition and integration of MetLife’s property and casualty business. Dailey is a board member of The Institutes, a leading provider of education and research on risk management and insurance, and an advisory board member at Team Rubicon, a disaster relief organization that brings together military veterans, first responders, medical professionals and technology experts. He holds a BA in Economics from the University of Wisconsin-Madison and an MBA from the University of Wisconsin-Milwaukee.

About Wendy Lane

Lane brings over 30 years of board experience overseeing strategic, operational, and financial changes at companies, along with over 15 years of investment banking experience at Donaldson, Lufkin & Jenrette and Goldman Sachs, where she engaged in a full range of value creation and transactional matters across industries. She has extensive experience in the insurance and information services industries. Lane has served on the board of directors and Audit Committee and as Chairman of the Compensation Committee of Willis Towers Watson Plc, a risk management insurance brokerage and advisory company, and its predecessor since 2004. From 2020 to 2021, she served on the board of directors of CoreLogic, Inc. Lane served on the board of directors of MSCI, Inc., a provider of financial indexes, index products, and portfolio management tools, from 2015 to 2019. She holds a BA in Mathematics from Wellesley College and an MBA from Harvard Business School.

About Kimberly S. Stevenson

Stevenson has had a long career in the technology industry, most recently serving as senior vice president and general manager of the Foundational Data Services Business Unit at NetApp, a global provider of cloud data services. Previously, she served as senior vice president and general manager of the Data Center Group of Lenovo and as a corporate vice president at Intel. Stevenson currently serves on two public company boards: Skyworks Solutions, Inc., an innovator of high-performance analog semiconductors; and Mitek Systems, a global leader in mobile capture and digital identity verification. Her prior public company board experience includes serving on the boards of Boston Private Financial Holdings, a provider of banking and wealth management services (prior to its merger into Silicon Valley Bank); Cloudera, an enterprise data cloud company; and Riverbed Technology, a hardware and software developer (prior to it being taken private). She holds a BS in finance and accounting from Northeastern University and an MBA from Cornell University.

About Verisk

Verisk (Nasdaq:VRSK) provides predictive analytics and decision-support solutions to customers in the insurance, energy and specialized markets, and financial services industries. More than 70 percent of the FORTUNE 100 relies on the company’s advanced technologies to manage risks, make better decisions and improve operating efficiency. The company’s analytic solutions address insurance underwriting and claims, fraud, regulatory compliance, natural resources, catastrophes, economic forecasting, geopolitical risks, as well as environmental, social, and governance (ESG) matters. Celebrating its 50th anniversary, the company continues to make the world better, safer and stronger, and fosters an inclusive and diverse culture where all team members feel they belong. With more than 100 offices in nearly 35 countries, Verisk consistently earns certification by Great Place to Work. For more: Verisk.com, LinkedIn, Twitter, Facebook, and YouTube.

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 Annual Meeting of Shareholders (the “Annual Meeting”). The Company intends to file a proxy statement and WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2021 Annual Meeting of Shareholders contains information regarding the direct and indirect interests, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities are set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website at www.verisk.com in the “Investors” section under “Company” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the

Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.verisk.com in the “Investors” section under “Company.”

Investor Relations

Stacey Brodbar

Head of Investor Relations Verisk

201-469-4327

stacey.brodbar@verisk.com

Media

Alberto Canal

Verisk Public Relations 201-469-2618

alberto.canal@verisk.com

Michael Freitag/Barrett Golden/Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449